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                                                                   EXHIBIT 10.18

                            GENERAL CABLE CORPORATION
                                AND SUBSIDIARIES
                           DEFERRED COMPENSATION PLAN


                       As Adopted Effective April 1, 1996
                  and Amended and Restated on December 14, 1998


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                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
                           DEFERRED COMPENSATION PLAN




                                TABLE OF CONTENTS



                      Section 1                Definitions

                      Section 2                Administration

                      Section 3                Participation

                      Section 4                Contribution

                      Section 5                Vesting

                      Section 6                Special Trust fund

                      Section 7                Participants' Accounts

                      Section 8                Individually Directed Investments

                      Section 9                Benefits

                      Section 10               Special Withdrawals

                      Section 11               Amendment and Termination

                      Section 12               Miscellaneous Provisions







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                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
                           DEFERRED COMPENSATION PLAN


                                TABLE OF CONTENTS


1.       DEFINITIONS..............................................................................................1
         1.1      "Administrative Committee.......................................................................1
         1.2      "Beneficiary....................................................................................1
         1.3      "Benefit Distribution Election..................................................................1
         1.4      "Benefit Equalization Plan......................................................................1
         1.5      "Benefit" ......................................................................................1
         1.6      "Board".........................................................................................1
         1.7      "Bonus..........................................................................................1
         1.8      "CEO"...........................................................................................2
         1.9      "Claimant.......................................................................................2
         1.10     "Code...........................................................................................2
         1.11     "Compensation...................................................................................2
         1.12     "Compensation Deferral Limit"...................................................................2
         1.13     "Company........................................................................................2
         1.14     "Deferral Contribution..........................................................................2
         1.15     "Disability.....................................................................................2
         1.16     "Educational Expense............................................................................2
         1.17     "Effective Date.................................................................................2
         1.18     "ERISA..........................................................................................2
         1.19     "Executive......................................................................................2
         1.20     "Final Valuation................................................................................2
         1.21     "Individual Investment Account..................................................................3
         1.22     "Pay Date.......................................................................................3
         1.23     "Participant....................................................................................3
         1.24     "Plan...........................................................................................3
         1.25     "Plan Year......................................................................................3
         1.26     "Retirement" or "Retires........................................................................3
         1.27     "Retirement Plan"...............................................................................3
         1.28     "Salary.........................................................................................3
         1.29     "Special Trust Fund.............................................................................3
         1.30     "Subsidiary.....................................................................................3
         1.31     "Trust..........................................................................................3
         1.32     "Trust Agreement................................................................................4
         1.33     "Trustee........................................................................................4
         1.34     "Unforeseen Emergency...........................................................................4
         1.35     "Executive Officer".............................................................................4
         1.36     "Restricted Stock...............................................................................4
         1.37     "Restricted Stock Agreement.....................................................................4
         1.38     "Stock Incentive Plan...........................................................................4


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

         1.39     "Director"......................................................................................4
         1.40     "Director's Fees"...............................................................................4
         1.41     "Stock Award"...................................................................................4
         1.42     "Stock Unit"....................................................................................4

2.       ADMINISTRATION...........................................................................................5
         2.1      Administrative Committee........................................................................5
         2.2      Plan Administration.............................................................................5
         2.3      Administration Expenses.  ......................................................................5
         2.4      Liability.  ....................................................................................5
         2.5      Self-Interest...................................................................................6
         2.6      Records.  ......................................................................................6
         2.7      Claims and Claims Review.  .....................................................................6
         2.8      Denial of Claim.  ..............................................................................6
         2.9      Failure to Comply.  ............................................................................7

3.       PARTICIPATION............................................................................................7
         3.1      Eligibility.  ..................................................................................7
         3.2      Executive Officer Participation.  ..............................................................7
         3.3      Termination of Executive Officer's Participation.  .............................................7
         3.4      Participation by Executives Other Than Executive Officers.  ....................................7
         3.5      Termination of Participation for Executives Other Than
                  Executive Officers.  ...........................................................................7
         3.6      Waiver of Participation.  ......................................................................8

4.       CONTRIBUTIONS............................................................................................8
         4.1      Deferral Contribution of Compensation and Director's Fees. .....................................8
         4.2      Deferral Contributions for Plan Year Ending on December 31, 1996.  .............................8
         4.3      Deferral Contributions for Participation That Begins After Beginning of
                  Plan Year.  ....................................................................................9
         4.4      Right to Make Contributions.  ..................................................................9
         4.5      Application of Contributions.  .................................................................9
         4.6      Benefit Distribution Election.  ................................................................9
         4.7      Change of Benefit Distribution Election.  .....................................................10
         4.8      Deferral Contribution of Restricted Stock......................................................10
         4.9      Special Election for Outstanding Restricted Stock.  ...........................................10
         4.10     Deferral Contribution of Stock Awards and Stock Units..........................................11
         4.11     Change in Deferral Election....................................................................11

5.       VESTING.................................................................................................11
         5.1      Vesting of Contributions.  ....................................................................11

6.       SPECIAL TRUST FUND......................................................................................11
         6.1      Special Trust Fund.  ..........................................................................11
         6.2      Investment of Special Trust Fund.  ............................................................12
         6.3      Determination of Fair Market Value.  ..........................................................12


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


         6.4      Change in Control..............................................................................12

7.       PARTICIPANTS' ACCOUNTS..................................................................................12
         7.1      Individual Investment Accounts.................................................................12
         7.2      Valuation......................................................................................12

8.       INDIVIDUALLY DIRECTED INVESTMENTS.......................................................................13
         8.1      No Right to Direct Investments.  ..............................................................13
         8.2      Right to Make Recommendations.  ...............................................................13

9.       BENEFITS................................................................................................13
         9.1      Retirement.  ..................................................................................13
         9.2      Death.  .......................................................................................13
         9.3      Disability.  ..................................................................................13
         9.4      Termination of Participant's Employment.  .....................................................14
         9.5      Mandatory Lump Sum Payment.  ..................................................................14
         9.6      Failure of Trustee to Pay Benefit.  ...........................................................14
         9.7      Tax Withholding.  .............................................................................14
         9.8      Spendthrift Provision.  .......................................................................15
         9.9      Participants' Status as General Unsecured Creditors.  .........................................15
         9.10     Director's Benefits............................................................................15

10.      SPECIAL WITHDRAWALS.....................................................................................15
         10.1     Hardship Withdrawals.  ........................................................................15
         10.2     Educational Withdrawals........................................................................15

11.      AMENDMENT AND TERMINATION...............................................................................16
         11.1     Amendment......................................................................................16
         11.2     Termination....................................................................................16
         11.3     Distribution of Special Trust Fund.............................................................16

12.      MISCELLANEOUS PROVISIONS................................................................................16
         12.1     Construction.  ................................................................................16
         12.2     Limitation of Rights.  ........................................................................17
         12.3     Return of Contributions or Benefits............................................................17
         12.4     Severability...................................................................................17
         12.5     Representations................................................................................17
         12.6     Successor Companies............................................................................17




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                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
                           DEFERRED COMPENSATION PLAN



                               W I T N E S S E T H
                               -------------------

         WHEREAS, General Cable Corporation wishes to establish and adopt a deferred compensation plan that will provide retirement benefits to certain executives; and

         WHEREAS, General Cable Corporation intends that this deferred compensation plan be (i) a nonqualified deferred compensation plan for purposes of Section 401(a) of the Internal Revenue Code of 1986, as amended, and (ii) an unfunded plan which is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended; and

         NOW, THEREFORE, effective as of April 1, 1996, General Cable Corporation hereby establishes the General Cable Corporation and Subsidiaries Deferred Compensation Plan.

1.       DEFINITIONS

         1.1 "Administrative Committee" shall mean the committee appointed by the Board to administer the Plan pursuant to Section 2.1 below.

         1.2 "Beneficiary" shall mean the person designated in writing by a Participant to be entitled to receive a Death Benefit in the event of the Participant's death pursuant to Section 9.2 below.

         1.3 "Benefit Distribution Election" shall mean the election by a Participant of a Benefit distribution option pursuant to
                  Section 4.7 below.

         1.4 "Benefit Equalization Plan" shall mean the General Cable Corporation and Subsidiaries Benefit Equalization Plan, as adopted effective July 1, 1992.

         1.5 "Benefit" shall mean the benefit payable to a Participant or Beneficiary pursuant to Section 9 below.

         1.6      "Board" shall mean the board of directors of the Company.

         1.7 "Bonus" shall mean the annual incentive bonus paid to a Participant in respect of a Plan Year without taking into account (i) deferrals made to all Company retirement and/or deferred compensation plans and (ii) deferrals made pursuant to Code Section 125.

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         1.8      "CEO" shall mean the chief executive officer of the Company.

         1.9      "Claimant" shall mean a person making a claim pursuant to
                  Section 2.7 below.

         1.10 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

         1.11 "Compensation" shall mean (i) Salary and/or (ii) Bonus, paid to a Participant in respect of a Plan Year.

         1.12 "Compensation Deferral Limit" shall mean 100 percent of a Participant's Salary with respect to a Plan Year.

         1.13 "Company" shall mean General Cable Corporation, a Delaware corporation, and its Subsidiaries.

         1.14 "Deferral Contribution" shall mean a contribution by the Company to the Trust of a portion of a Participant's Compensation, Restricted Stock, Stock Awards and/or Stock Units pursuant to Article 4 below. With respect to a Participant who is a Director, Deferral Contribution shall mean a contribution by the Company to the Trust, pursuant to
                  Article 4 below, of all or any portion of Director's Fees or Stock Awards payable to such Director.

         1.15 "Disability" shall mean a disability as defined under the Company's then existing long-term disability plan or program.

         1.16 "Educational Expense" shall mean an expense incurred by the Participant with respect to the education of the Participant and/or any member of the Participant's immediate family.

         1.17     "Effective Date" shall mean April 1, 1996.

         1.18 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

         1.19 "Executive" shall mean all Executive Officers and any other employee of the Company who performs managerial and/or executive services.

         1.20 "Final Valuation" shall mean the fair market value of the assets of the Special Trust Fund allocated to each Participant's Individual Investment

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                  Account as of the date immediately following the date of the
                  Participant's Retirement, death or termination of employment.

         1.21 "Individual Investment Account" shall mean an notional investment account established and maintained for each Participant pursuant to Section 7.1 below.

         1.22 "Pay Date" shall mean the date a Participant is paid Compensation or Director's Fees in accordance with the standard payroll practices of the Company.

         1.23 "Participant" shall mean an Executive or a Director who is a participant in the Plan.

         1.24 "Plan" shall mean the General Cable Corporation and Subsidiaries Deferred Compensation Plan.

         1.25 "Plan Year" shall mean the twelve-month period beginning each June 1 and ending the subsequent May 31. The Plan Year that begins on January 1, 1997 shall end on May 31, 1997.

         1.26 "Retirement" or "Retires" shall mean a retirement by the Participant under the Retirement Plan.

         1.27 "Retirement Plan" shall mean the General Cable Corporation Retirement and Savings Plan, effective January 1, 1994.

         1.28 "Salary" shall mean the annualized base compensation paid to a Participant determined as of each May 1st. A Participant's Salary is not reduced by amounts deferred under the Company's retirement plan(s), deferred compensation plan(s) and/or plans subject to Code Section 125.

         1.29 "Special Trust Fund" shall mean the assets of the Trust held by the Trustee under the Trust Agreement that are allocable to
                  (i) Deferral Contributions made by the Company to the Trust pursuant to Section 4 below and (i) income resulting from such Deferral Contributions.

         1.30 "Subsidiary" shall mean a corporation of which the Company owns more than 50 percent of such corporation's common stock or any other business entity in which the Company directly or indirectly has an ownership interest of more than 50 percent.

         1.31 "Trust" shall mean the General Cable Corporation Rabbi Trust, as established by the Trust Agreement.

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         1.32     "Trust Agreement" shall mean the General Cable Corporation
                  Rabbi Trust Agreement by and between General Cable Corporation and NationsBank of North Carolina, N.A., dated May 2, 1994, as amended from time to time, or any successor trust agreement.

         1.33 "Trustee" shall mean the trustee or trustees designated as such pursuant to the Trust Agreement.

         1.34 "Unforeseen Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the individual if early withdrawal were not permitted.

         1.35 "Executive Officer" shall mean the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and General Counsel.

         1.36 "Restricted Stock" shall mean common stock of the Company which is awarded to an Executive pursuant to the Stock Incentive Plan subject to restrictions as set forth in the Executive's Restricted Stock Agreement.

         1.37 "Restricted Stock Agreement" shall mean an agreement between the Company and an Executive which sets forth the terms and conditions under which shares of the common stock of the Company shall be granted to such Executive.

         1.38 "Stock Incentive Plan" shall mean the General Cable Corporation 1997 Stock Incentive Plan.

         1.39 "Director" shall mean any individual who is a member of the Board provided that such individual is not an employee of the Company.

         1.40 "Director's Fees" shall mean payments to a Director as remuneration for his or her services as a Director exclusive of Stock Awards.

         1.41 "Stock Award" shall mean common stock of the Company which is awarded to an Executive or Director.

         1.42 "Stock Unit" shall mean a notional account representing one share of common stock of the Company.

2.       ADMINISTRATION

         2.1 Administrative Committee. The Board shall appoint an Administrative Committee which shall consist of such number of persons as shall from time to time be determined by the Board. Members of the Administrative Committee may be employees of the Company and shall hold office at the pleasure of the Board and shall serve without compensation unless otherwise directed by the Board. Any member of the Administrative Committee may resign by giving notice thereof to the Company and to the Administrative Committee and such resignation shall become effective at delivery or at any later date specified therein.

         2.2 Plan Administration. The Administrative Committee shall be charged with overseeing the operation and administration of the Plan, including making determinations with respect to payment of benefits and deciding any dispute arising under the Plan. The Administrative Committee shall have all the powers necessary to discharge its duties under the Plan, but not by way of limitation, the power to hire consultants for the Plan and the power to interpret or construe the Plan. The Administrative Committee may delegate to any agent such duties and powers, both ministerial and discretionary, as it deems appropriate; provided, however, that all disputes arising under the Plan shall be determined by the Administrative Committee. In exercising any discretion, the Administrative Committee shall have sole, absolute and discretionary authority, final and binding on all Participants and all other parties to the maximum extent allowed by law. A majority of the Administrative Committee then in office shall constitute a quorum for the transaction of business. Any determination of the Administrative Committee shall be made by a majority of the members then in office and such determination shall be final. If there are only two members and they are unable to agree, any action required of the Administrative Committee shall be decided by the Board, and its decision shall be final.

         2.3 Administration Expenses. The members of the Administrative Committee shall be reimbursed by the Company for any necessary expenditures incurred in the discharge of their duties as members of the Administrative Committee. The compensation, if any, of all agents, counsel or other persons retained or employed by the Administrative Committee shall be subject to the approval of the Company and shall be paid by the Company.

         2.4 Liability. The members of the Administrative Committee and the Company shall be entitled to rely upon all valuations, certificates and reports furnished by any trustee,, insurer, actuary, accountant or physician

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                  selected by the Administrative Committee and approved by the
                  Company, and upon all opinions given by any legal counsel selected by the Administrative Committee and approved by the Company or selected by the Company, and the members of the Administrative Committee and the Company shall be fully protected with respect to any action taken or suffered by their having relied in good faith upon such trustee, insurer, actuary, physician or counsel and all action so taken or suffered shall be conclusive upon each of them and upon all Participants and former Participants and their Beneficiaries and all other persons.

         2.5 Self-Interest. No member of the Administrative Committee shall have any right to vote or decide upon any matter relating solely to himself or herself, or solely to any of his or her fights or benefits under the Plan, unless such member is the only member of the Administrative Committee.

         2.6 Records. The Administrative Committee shall keep or cause to be kept a record of all of its proceedings and shall keep or cause to be kept such other records and data as may be necessary for the administration of the Plan and to determine the amount of all Benefits payable hereunder.

         2.7 Claims and Claims Review. If any Participant or Beneficiary, or their legal representative, has a claim for Benefits which is not being paid, such Claimant may file a written claim with the Administrative Committee setting forth the amount and nature of the claim, supporting facts, and the Claimant's address. Written notice of the disposition of a claim by the Administrative Committee shall be furnished to the Claimant within 90 days after the claim is filed. In the event of special circumstances, the Administrative Committee may extend the period for determination for up to an additional 90 days, in which case it shall so advise the Claimant. If the claim is denied, the reasons for the denial shall be specifically set forth in writing, pertinent provisions of the Plan shall be cited, including an explanation of the Plan's claim review procedure, and, if the claim is perfectible, an explanation as to how the Claimant can perfect the claim shall be provided.

         2.8 Denial of Claim. If a Claimant whose claim has been denied wishes further consideration of his or her claim, he or she may request the Administrative Committee to review his or her claim in a written statement of the Claimant's position filed with the Administrative Committee no later than 60 days after receipt of the written notification provided for in Section
                  2.7 above. The Administrative Committee shall fully and fairly review the matter and shall promptly advise the Claimant, in writing, of its decision within the next 60 days. Due to special circumstances, the Administrative Committee may extend the period for determination for up to an additional 60 days.

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         2.9      Failure to Comply. Failure on the part of any Participant or
                  Beneficiary to comply with the Administrative Committee's request for information shall be sufficient grounds for delay in the payment of Benefits until such information is received.

3.       PARTICIPATION

         3.1 Eligibility. Each Executive whose annual compensation is $80,000 or more shall be eligible to participate in the Plan, subject to Sections 3.4 and 4.4 below. In addition, each Director shall be eligible to participate in the Plan.

         3.2 Executive Officer Participation. An Executive Officer shall automatically become a Participant in the Plan if his or her participation is provided for in the employment agreement between such Executive Officer and the Company.

         3.3 Termination of Executive Officer's Participation. An Executive Officer shall remain a Participant until the earlier of: (i) the date the Executive Officer is notified in writing by the Compensation Committee of the Board that, pursuant to the terms of his or her employment contract, he or she is not a Participant in the Plan; or (ii) the date the entire amount of the Benefit is distributed to the Executive Officer or, in the event of the Executive Officer's death, to his or her Beneficiary. An Executive Officer who has been terminated as a Participant shall continue to be entitled to: (i) receive Benefits pursuant to Section 9 below; and (ii) make recommendations pursuant to Section 8.2 below.

         3.4 Participation by Executives Other Than Executive Officers. An Executive, other than an Executive who is an Executive Officer, shall participate in this Plan only if such Executive has been selected by the CEO, in the exercise of his or her sole discretion, for participation in the Plan.

         3.5 Termination of Participation for Executives Other Than Executive Officers. An Executive other than an Executive Officer who has become a Participant shall remain a Participant until the earlier of (i) the date the Executive is notified in writing by the CEO that he or she no longer is a Participant or (ii) the date the entire amount of the Benefit is distributed to the Participant or - in the event of the Participant's death - to his or her Beneficiary. An Executive who has been terminated as a Participant shall continue to be entitled to (i) receive Benefits pursuant to Section 9 below and (ii) make recommendations pursuant to Section 8.2 below.

         3.6 Waiver of Participation. An Executive may waive participation in the Plan with respect to any Plan Year by executing a written waiver of participation and providing it to the Company. Any such waiver of participation shall be irrevocable.

4.       CONTRIBUTIONS

         4.1 Deferral Contribution of Compensation and Director's Fees.

                  (a) DEFERRAL OF COMPENSATION: Prior to the first day of a Plan Year, a Participant may elect, in a written notification to the Company to defer: (i) a percentage of his or her Compensation; or (ii) a specific dollar amount from his or her Compensation, up to the Compensation Deferral Limit. Deferral Contributions may be taken from Salary, Bonus or from a combination of both, as specified by the Participant in his or her written deferral election. That portion of a Deferral Contribution which consists of Compensation shall be contributed to the Trust and allocated to the Participant's Individual Investment Account on or about each Pay Date applicable to the payment of the Compensation. This Section shall not apply to the deferral of Restricted Stock, Stock Awards or Stock Units. The deferral of Restricted Stock, Stock Awards or Stock Units shall be governed by Section 4.8 and Section
                            4.10 of the Plan.

                  (b) DEFERRAL OF DIRECTOR'S FEES: Prior to the first day of a calendar year, a Participant who is a Director may elect, in a written notification to the Company, to defer all or any portion of his or her Director's Fees payable in such calendar year.

         4.2 Deferral Contributions for Plan Year Ending on December 31, 1996. With respect to the Plan Year ending on December 31, 1996, a Participant may elect in a written notification to the Company to defer (i) a percentage of his or her Compensation or (ii) a specific dollar amount from his or her Compensation, up to the Compensation Deferral Limit; provided, however, that the Company receives such written notification prior to April 30, 1996. For purposes of this Section 4.2, only Compensation earned by the Participant after the date the Participant elects to defer shall be subject to deferral. The amount that the Participant elects to defer shall be contributed by the Company to the Trust. Deferral Contributions may be taken from Salary or Bonus or from a combination of both, as specified by the Participant in his or her written deferral election. Deferral

                  Contributions shall be contributed by the Company to the Trust and allocated to the Participant's Individual Investment Account on or about each Pay Date applicable to the payment of the Compensation.

         4.3 Deferral Contributions for Participation That Begins After Beginning of Plan Year. In the event an Executive becomes a Participant after the beginning of a Plan Year, such Participant may elect in a written notification to the Company to defer (i) a percentage of his or her Compensation or (ii) a specific dollar amount from his or her Compensation, up to the Compensation Deferral Limit; provided, however, that the Company receives such written notification prior to the end of the 30-day period following the date the Executive becomes a Participant. For purposes of this Section 4.3, only Compensation earned by the Participant after the date the Participant elects to defer shall be subject to deferral. The amount that the Participant elects to defer shall be contributed by the Company to the Trust. Deferral Contributions may be taken from Salary or Bonus or from a combination of both, as specified by the Participant in his or her written deferral election. Deferral Contributions shall be contributed by the Company to the Trust and allocated to the Participant's Individual Investment Account on or about each Pay Date applicable to the payment of the Compensation.

         4.4 Right to Make Contributions. A Participant who is a participant in the Retirement Plan at the time he or she elects to make Deferral Contributions pursuant to Section 4.1,
                  4.2 or 4.3 above shall make such election to defer only if the Participant has elected to defer the maximum amount of Compensation (as such term is defined in Section 1.13 of the Retirement Plan) which such Participant may defer as a Before-Tax Deferral (as such term is defined in Section 1.5 of the Retirement Plan) under the Retirement Plan. The above notwithstanding, a Participant may elect to defer Restricted Stock, Stock Awards or Stock Units regardless of whether he or she has elected to make a deferral under the Retirement Plan.

         4.5 Application of Contributions. The Administrative Committee shall establish procedures whereby amounts deferred by a Participant shall first be applied as excess contributions with respect to amounts that otherwise would have qualified as a Before-Tax Deferral under the Retirement Plan but for the limitation on contributions imposed by Article 4 of the Retirement Plan.

         4.6 Benefit Distribution Election. At the time the Participant elects to make Deferral Contributions pursuant to Section 4.1,
                  4.2 or 4.3 above, the Participant shall also make a Benefit Distribution Election, subject to

                  Sections 9.5 and 10.2, which shall apply to all Deferral Contributions for a specific Plan Year. The Participant shall elect one of the following two Benefit distribution options:

                  (a)      Option A: a lump sum payment; or

                  (b) Option B: equal annual installments from between one and ten years.

         4.7 Change of Benefit Distribution Election. With respect to a Participant who wishes to change his or her Benefit Distribution Election subsequent to delivering the written notification electing to make Deferral Contributions pursuant to Section 4.1, 4.2 or 4.3 above, the Administrative Committee shall establish procedures to permit or deny the Participant from making such change.

         4.8 Deferral Contribution of Restricted Stock. A Participant may elect, in a written notification to the Company, to contribute all or any portion of his or her Restricted Stock which is granted in a Plan Year. Such election must be made before the date on which all restrictions on transferability under the applicable Restricted Stock Agreement lapse and before the first day of the Plan Year in which restrictions on the Restricted Stock terminate or are satisfied. Upon such election, the appropriate number of shares of common stock of the Company (or, at the discretion of the Company, the cash equivalent of such shares) shall be credited to a sub-account of the Participant's Individual Investment Account. Any restrictions on transferability and/or events of forfeiture applicable to such Restricted Stock under the Restricted Stock Agreement shall continue in full force and effect with regard to amounts allocated to the sub-account. Upon expiration of all restrictions on transferability, the sub-account shall be eliminated and the common stock of the Company (or its cash equivalent) shall be administered as part of the Participant's Individual Investment Account.

         4.9 Special Election for Outstanding Restricted Stock. Except as noted otherwise below, a Participant may also elect, in a written notification to the Company, to contribute all or any portion of his or her Restricted Stock granted pursuant to a Restricted Stock Agreement which is in effect on May 20, 1998. Such election must be made before the date on which all restrictions on transferability under the applicable Restricted Stock Agreement lapse and within thirty (30) days following the effective date of this amendment. With respect to Restricted Stock which: (i) was granted as provided in the prospectus relating to the initial public offering of common stock of the Company and (ii) contains restrictions on


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



                  transferability which lapse on or after January 1, 2000; such election must be made before June 1, 1999.

         4.10 Deferral Contribution of Stock Awards and Stock Units. A Participant may elect, in a written notification to the Company, to contribute all or any portion of his or her Stock Awards or Stock Units granted in a Plan Year. Such election must be made before the first day of the Plan Year in which the Stock Awards or Stock Units are granted except for Stock Awards or Stock Units subject to restrictions or conditions which will be governed by Section 4.8. A Participant who is a Director may elect, in a written notification to the Company, to contribute all or any portion of his or her Stock Awards granted in a calendar year. Such election must be made before the first day of the calendar year in which the Stock Awards are granted except as otherwise provided. Upon an election to defer Stock Awards and/or Stock Units, the appropriate number of shares of common stock of the Company (or, at the discretion of the Company, the cash equivalent of such shares) shall be credited to a sub-account of the Participant's Individual Investment Account.

         4.11 Change in Deferral Election. Except as otherwise provided herein or as permitted by the Administrative Committee, Compensation deferral elections by Participants may not be changed and are intended to be irrevocable. The Administrative Committee may establish additional procedures and/or limitations as it deems necessary to facilitate the administration of this Section.

5.       VESTING

         5.1 Vesting of Contributions. Each Participant shall be fully vested in all Deferral Contributions which have been contributed by the Company to the Trust and allocated to a Participant's Individual Investment Account.

6.       SPECIAL TRUST FUND

         6.1 Special Trust Fund. The Benefits payable under the Plan pursuant to Section 9 below shall first be provided by the Special Trust Fund. The Special Trust Fund shall consist of all Deferral Contributions, all investments made therewith, all proceeds thereof and all earnings and profits thereon, less payments made therefrom, all of which shall be accounted for separately from any and all contributions contributed by the Company to the Trust under the Benefit Equalization Plan. The Special Trust Fund shall be held in accordance with the Plan and the Trust Agreement entered into between the Company and the Trustee. The


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



                  Trust Agreement may from time to time be amended in the manner therein provided.

         6.2 Investment of Special Trust Fund. The Special Trust Fund, both principal and income, shall be invested by the Trustee in stocks (including common stock of General Cable Corporation), bonds, securities or other investments, including insurance company group annuity contracts pursuant to the terms of the Trust Agreement.

         6.3 Determination of Fair Market Value. The Trustee shall determine the fair market value of the assets of the Special Trust Fund as of the last day of each calendar quarter, and a statement of the cost and fair market value of the assets comprising the Special Trust Fund shall be promptly provided to the Company.

         6.4 Change in Control. In the event of a Change in Control, as defined in the General Cable Corporation Rabbi Trust Agreement, obligations of the Employer and any successor thereto with regard to the Special Trust Fund shall be determined pursuant to the terms of the General Cable Corporation Rabbi Trust Agreement.

7.       PARTICIPANTS' ACCOUNTS

         7.1 Individual Investment Accounts. The Trustee shall establish and cause to be maintained a separate account for each Participant to be known as the Participant's Individual Investment Account, which shall consist of:

                  (a)      Deferral Contributions allocable to the
                           Participant; and

                  (b) the Participant's allocable share of the income and expenses and realized and unrealized gains and losses of the Special Trust Fund.

                  Participants' Individual Investment Accounts shall be established by the Company for bookkeeping purposes only, and no separate funds shall be segregated by the Company for the benefit of the Participant, except under the terms of the Trust.

         7.2 Valuation. The Trustee shall determine the fair market value of the assets of the Special Trust Fund allocated to each Participant's Individual Investment Account as of the last day of each calendar quarter, and a statement of such fair market value shall be promptly provided to the Participant. In addition, the Trustee shall determine the Final Valuation with respect to the fair market value of the assets of the Special Trust Fund allocated to each Participant's Individual Investment Account as of the date immediately following the date of the Participant's Retirement, death or termination of employment.

8.       INDIVIDUALLY DIRECTED INVESTMENTS

         8.1 No Right to Direct Investments. A Participant shall not have the right to exercise independent control over the assets in the Special Trust Fund allocated to his or her Individual Investment Account.

         8.2 Right to Make Recommendations. The Administrative Committee shall establish procedures so that a Participant may recommend to the Trustee in writing or by any other means regarding any and all actions that the Participant desires the Trustee to take with respect to the assets in the Special Trust Fund allocated to his or her Individual Investment Accounts. The above notwithstanding, a Participant shall have no right to make recommendations with regard to that portion of his or her Individual Investment Account which consists of Restricted Stock, Stock Awards or Stock Units.

9.       BENEFITS

         9.1 Retirement. The Trustee shall pay a Benefit from the assets of the Special Trust Fund allocable to the Participant's Individual Investment Account to each Participant who Retires. The Benefit shall be based on the Final Valuation. The Benefit shall be paid pursuant to the Benefit Distribution Election made by the Participant under Section 4.7 above. Payment of the Benefit shall commence not later than the first day of the third month following the date the Participant Retires.

         9.2 Death. In the event of the death of the Participant prior to the Participant's Retirement or termination of employment, the Trustee shall pay a Benefit from the assets of the Special Trust Fund allocable to the Participant's Individual Investment Account to the Beneficiary. The Benefit shall be based on the Final Valuation. The Benefit shall be paid in a lump sum not later than the first day of the third month following the date of death.

         9.3 Disability. In the event that a Participant's employment is terminated due to Disability prior to his or her Retirement, the Trustee shall pay a Benefit from the assets of the Special Trust Fund allocable to the Participant's Individual Investment Account to each Participant whose employment is terminated due to Disability. The Benefit shall be based on the Final Valuation. The Benefit shall be paid pursuant to the Benefit Distribution Election made by the Participant under
                  Section 4.7 above. Payment of
                  the Benefit shall commence not later than the first day of the third month following the date the Participant's employment terminates.

         9.4 Termination of Participant's Employment. In the event that a Participant's employment is terminated for any reason other than Retirement under Section 9.1 above, death under Section
                  9.2 above or Disability under Section 9.3 above, the Trustee shall pay a Benefit from the assets of the Special Trust Fund allocable to the Participant's Individual Investment Account to each Participant whose employment terminates. The Benefit shall be based on the Final Valuation. The Benefit shall be paid pursuant to the Benefit Distribution Election made by the Participant under Section 4.7 above. Payment of the Benefit shall commence not later than the first day of the third month following the date the Participant's employment terminates.

         9.5 Mandatory Lump Sum Payment. Notwithstanding anything contained in the Plan to the contrary, if the Final Valuation of a Participant's Individual Investment Account as of the date immediately following the date of the Participant's Retirement (pursuant to Section 9.1 above), death (pursuant to Section
                  9.2 above) or termination of employment (pursuant to Section
                  9.3 or 9.4 above) is below $25,000, then the Benefit shall be paid in a lump sum irrespective of the Participant's Benefit Distribution Election. In addition, if the Participant is required under the terms of the Benefit Equalization Plan to receive a benefit under the Benefit Equalization Plan in a lump sum, then the Benefit shall be paid as a lump sum irrespective of the Participant's Benefit Distribution Election.

         9.6 Failure of Trustee to Pay Benefit. Notwithstanding anything contained in the Plan to the contrary, the Company shall be obligated to pay the Benefit to the Participant or Beneficiary pursuant to this Section 9 in the event the Trustee fails to pay the Benefit to the Participant or Beneficiary from the Special Trust Fund.

         9.7 Tax Withholding. The Company has the right to withhold taxes from any payment made pursuant to this Plan or make such other provisions as it deems necessary or appropriate to satisfy its obligations to withhold federal, state, local or foreign income or other taxes incurred by reason of Benefit payments or accruals pursuant to this Plan. In lieu thereof, the Company shall have the fight, to the extent permitted by law, to withhold the amount of any such taxes from any other amounts payable by the Company to the Participant upon such terms and conditions as the Administrative Committee shall prescribe. The Company shall notify the Trustee of any tax withholding obligation. Upon payment of any Benefit by the Trustee, the Trustee shall first deduct from the amount of the

                  Benefit such amount designated by the Company to be withheld, and the Trustee shall pay such designated amount to the Company. The Company shall have the fight to require a Participant, former Participant or Beneficiary who has received a Benefit under the Plan to reimburse the Company for any taxes subsequently required to be withheld or otherwise deducted or paid by the Company in respect of such Benefit previously paid to such Participant, former Participant or Beneficiary.

         9.8 Spendthrift Provision. No Benefit payable under this Plan shall be subject in any manner by the Participant or Beneficiary or creditors of any Participant or Beneficiary to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.

         9.9 Participants' Status as General Unsecured Creditors. Participants shall have the status of general unsecured creditors of the Company. The obligations of the Company to pay Benefits under the Plan constitute a mere promise by the Company to make such Benefit payments.

         9.10 Director's Benefits. The Trustee shall pay a Benefit from the assets of the Special Trust Fund allocable to the Individual Investment Account of each Participant who is a Director upon his or her termination of service as a Director. The Benefit shall be paid as provided in Section 9.1.

10.      SPECIAL WITHDRAWALS

         10.1 Hardship Withdrawals. In an event of an Unforeseen Emergency, a Participant may withdraw from his or her Individual Investment Account an amount (i) equal to or less than the aggregate of all Deferral Contributions and (ii) necessary to meet the Unforeseen Emergency. The Administrative Committee shall establish procedures to effect such Withdrawals. In addition, the withdrawal shall be subject to the rules and conditions contained in the regulations promulgated under Code
                  Section 457, Treasury Regulation Sections 1.457-2(h)(4) and
                  (5); provided, however, that such rules and conditions are consistent with the Plan.

         10.2 Educational Withdrawals. Notwithstanding anything contained in this Plan to the contrary, a Participant may elect at the time he or she elects to make Deferral Contributions pursuant to
                  Section 4.1, 4.2 or 4.3 above to withdraw at a specified date or dates a specified amount from his or her Individual Investment Account for the purposes of paying a Participant's Educational Expenses with respect to any designated Plan Year. The Administrative Committee shall establish procedures to effect such Withdrawals. A Participant may not elect to withdraw that portion of his or her Individual Investment Account which consists of Restricted Stock, Stock Awards or Stock Units.

11.      AMENDMENT AND TERMINATION

         11.1 Amendment. The Company may amend the Plan at any time and from time to time and any amendment may have retroactive effect, including, without limitation, amendments to the amount of contributions; provided, however, that no amendment shall (i) reduce the value of a Participant's Individual Investment Account or (ii) change the form or timing of payment of the Benefit with respect to contributions contributed prior to the date of amendment.

         11.2 Termination. While the Plan is intended to be permanent, the Company may at any time terminate or partially terminate the Plan. Written notice of such termination or partial termination, setting forth the date and terms thereof, shall be given to the Administrative Committee. Upon a termination of the Plan, whether in writing or in operation, or upon a complete discontinuance of allocations thereunder, (i) the Administrative Committee shall remain in existence and (ii) all of the provisions of the Plan shall remain in full force to the extent not inconsistent with the termination, so long as Individual Investment Accounts remain unpaid.

         11.3 Distribution of Special Trust Fund. Upon termination of the Plan, the Company, in its sole discretion, may elect to terminate the Trust. Upon termination of the Plan, the Company, in its sole discretion, may elect to distribute the balance of each Participant's Individual Investment Account. Such distribution may be (i) in the form pursuant to the Benefit Distribution Election made by the Participant under
                  Section 4.7 above, including any subsequent changes if allowed pursuant to Section 4.8 above or (ii) in a lump sum payment. In such event the payment of each Participant's Individual Investment Account to such Participant or Beneficiary shall commence or be made, as the case may be, as soon as practicable after the determination of the value of the Participant's Individual Investment Account.

12.      MISCELLANEOUS PROVISIONS

         12.1 Construction. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the Commonwealth of Kentucky without reference to principles of conflict of laws, except as may be preempted by ERISA or other Federal law.

         12.2 Limitation of Rights. The establishment and maintenance of the Plan shall not be deemed to constitute a contract of employment between the Company and any Executive, and nothing herein contained shall be deemed to give to any Executive the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Executive at any time.

         12.3 Return of Contributions or Benefits. Any Deferral Contribution contributed by the Company under a mistake of fact, or any Benefit paid by the Trustee or the Company under a mistake in fact, shall be returned to the Company within six years after the payment of the Deferral Contribution or Benefit.

         12.4 Severability. If a court of competent jurisdiction holds any provision of the Plan to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

         12.5 Representations. The Company does not represent or guarantee that any particular federal or state income, payroll, personal property or other tax consequence will result from participation in the Plan. A Participant should consult with professional tax advisors to determine the tax consequences of his or her participation. In addition, the Company does not represent or guarantee successful investment of Deferral Contributions by the Trustee and shall not be required to restore any loss which may result from such investment or lack of investment.

         12.6 Successor Companies. Any business entity which succeeds to all or any part of the business or assets of the Company may, by resolution of its board of directors (or like controlling body), adopt the Plan and shall thereupon succeed to such rights and assume such obligations hereunder as such business entity and the Board shall have agreed upon in writing.